Exhibit 99.1

Letter agreement with Charles M. Boesenberg regarding transition

March 2, 2006

Charles Boesenberg

NetIQ Corporation

3553 North First Street

San Jose, California 95134

Re:	CEO Transition

Dear Chuck:

This letter agreement (this “Agreement”) will set forth our mutual agreement with respect to your future services with NetIQ Corporation (the “Company”).

1. CEO Transition. You and the Company agree that the Company intends to appoint your successor as Chief Executive Officer of the Company by the end of the fiscal year 2006.

2. Executive Chairman. (a) If the Board of Directors of the Company (the “Board”) requests, you agree to serve in an active role as Executive Chairman of the Board from the date of your resignation as Chief Executive Officer (the “CEO Resignation Date”) through January 1, 2007.

(b) While you are serving as Executive Chairman, you shall be considered an employee for all purposes, including participation in the Company’s employee benefit plans. Specifically while you are Executive Chairman, (i) you will continue to receive health coverage under the Company plans on the same terms as health benefits are generally available to senior executives of the Company, (ii) you shall continue to vest in your equity based compensation, subject to Section 4 hereof and (iii) the Amended and Restated Change of Control Severance Agreement dated as of February 7, 2005 (the “Change of Control Agreement”) between you and the Company will continue to be in effect with respect to any Change of Control (as defined in the Change of Control Agreement).

(c) In connection with your appointment as Executive Chairman, you are receiving restricted shares of common stock of the Company with a value of $250,000 based on the Fair Market Value (as defined in the Company’s 1998 Stock Incentive Compensation Plan) of the Company’s stock as of the date of this Agreement. If you serve as Executive Chairman, such restricted shares shall vest in full on January 1, 2007 if you are serving as Executive Chairman on such date or upon the Company’s earlier termination of your employment without cause as Executive Chairman. If you are not appointed as Executive Chairman on the CEO Resignation Date, you will forfeit such award on the CEO Resignation Date. If you voluntarily resign as Executive Chairman prior to January 1, 2007 after being appointed to such position, you will forfeit such award as of the date of your resignation.

(d) At any time, the Board may give notice to you that your services as Executive Chairman are no longer required, subject to the provisions hereof.

3. Health Coverage. Upon the termination of your employment for any reason after the earlier of (i) May 15, 2006 or (ii) the date of the appointment of a new Chief Executive Officer of the Company (either date, the “Transition Date”), you will continue to receive health coverage on the same terms as benefits are generally available to senior executives of the Company for twelve months following the termination of your employment; provided that such benefits shall not be duplicative of other health benefits to which you may be entitled under the Change of Control Agreement.

4. Treatment of Equity.

(a) Vesting of Restricted Stock.

(i) If you are serving as Executive Chairman on the applicable vesting date, the restricted stock awards set forth on Schedule I hereto that are scheduled to vest on July 1, 2006 and January 1, 2007 (the “Stock Awards”) will become vested on such dates; provided that (A) the vesting of the performance-based portion of the Stock Awards eligible to vest on July 1, 2006 will be based (1) upon your performance through the CEO Resignation Date for that number of shares equal to 12,500 multiplied by a fraction, the numerator of which is the number of days from January 1, 2006 through the CEO Resignation Date and the denominator of which is 181 and (2) without regard to performance for the number of shares equal to 12,500 multiplied by a fraction, the numerator of which is the number of days between the CEO Resignation Date and June 30, 2006 and the denominator of which is 181 and (B) the 12,500 performance-based Stock Awards eligible to vest on January 1, 2007 will vest so long as you are an employee on January 1, 2007 without regard to performance vesting criteria.

(ii) If the Board does not request you to serve as Executive Chairman or notifies you that your services as Executive Chairman are no longer required, to the extent that the Stock Awards that would have otherwise vested on July 1, 2006 and January 1, 2007 have not already vested, such unvested awards will immediately vest on the date of your termination of employment other than any performance-vesting shares granted under the August 6, 2004 Award Agreement.

(iii) If on or after the Transition Date and prior to January 1, 2007 you voluntarily terminate your employment, to the extent not already vested, (A) 28,125 of the time-vested shares eligible to vest on July 1, 2006 will vest, (B) 9,375 of the performance-vesting shares eligible to vest on July 1, 2006 will be eligible to vest based on your performance through the CEO Resignation Date, and (C) all 50,000 shares eligible to vest on January 1, 2007 will vest on the date of your termination of employment.

(iv) The Restricted Stock Award Agreements between the Company and you dated as of August 6, 2004 and as of February 7, 2005 are amended to replace references to Chief Executive Officer to Executive Chairman and to give effect to the vesting provisions set forth in this Section 4(a).

(b) Vesting of Stock Options. (i) Your outstanding stock options will continue to vest in accordance with their terms while you serve as Executive Chairman.

(ii) If the Board does not request you to serve as Executive Chairman or notifies you that your services as Executive Chairman are no longer required, your options will become immediately vested and exercisable on the date of your termination of employment.

(iii) If, on or after the Transition Date and prior to January 1, 2007, you voluntarily resign from the Company, (A) your options to purchase stock which are scheduled to vest on July 1, 2006 will vest to the extent not already vested and (B) three-quarters of your options to purchase stock (or 56,250 options) scheduled to vest on January 1, 2007 shall vest.

(c) Exercise Period of Options. The period of time that you will have to exercise your stock options following your termination of employment with the Company (as Chief Executive Officer, or if applicable Executive Chairman) is set forth in Schedule I.

5. Vacation Payout. Upon your termination of employment, you will be paid for any accrued but unused vacation based on a base salary of $500,000.

6. Agreement to Cancel Stock Options. (a) You also agree to surrender to the Company the options dated January 25, 2002 to purchase 500,001 shares of the Company’s common stock, which options have an exercise price of $29.01 per share and were granted to you under the Company’s Amended and Restated 1998 Stock Incentive Compensation Plan.

(b) You also agree to surrender to the Company the options dated January 25, 2002 to purchase 999,999 shares of the Company’s common stock, which options have an exercise price of $28.73 per share and were granted to you under the Company’s Amended and Restated 1995 Stock Plan.

(c) You hereby assign and transfer to the Company all right, title and interest in and to all of the options that you are surrendering hereby. You understand that, effective immediately, you shall have no further rights with respect to such options and shall receive no payment for such options and that such options are hereby cancelled.

7. Entire Agreement; Amendment. This Agreement shall supersede any and all existing agreements between you and the Company or any of its affiliates relating to the terms of your employment, other than the Change of Control Agreement, the Indemnification Agreement dated January 25, 2002, your equity award agreements with the Company (as modified herein) and the Confidential Information and Invention Assignment Agreement, under which you have continuing obligations. It may not be altered, modified or amended except by a written agreement signed by both parties hereto.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard for the conflicts of law principles thereof.

9. Arbitration. Any dispute between the parties to this Agreement arising from or relating to the terms of this Agreement shall be submitted to arbitration in California under the rules and administration of the American Arbitration Association.

10. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement shall not be assignable by you and shall be assignable by the Company only to a direct or indirect wholly owned subsidiary of the Company; provided that no such assignment by the Company shall relieve the Company of any liability hereunder, whether accrued before or after such assignment.

11. Notices. Except as otherwise explicitly provided in this Agreement, any notice provided hereunder will be deemed to be given when delivered in writing by hand or sent by overnight courier. All notices to you will be addressed to your most recent address as reflected on the Company’s payroll and sent to such other address as you may provide from time to time by notice to the Company, or any other persons or addresses as you may request from time to time by notice to the Company.

12. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Very truly yours,

NETIQ CORPORATION

By:
David J. Barram
Lead Independent Director

Agreed to and accepted:

Charles Boesenberg

Schedule I

Equity Awards

Grant Date	Shares Granted	Vested as of 1/31/06	Remaining Vesting Schedule	Exercise Price	Exercise Period
Restricted stock
8/6/04	100,000	87,500	12,500 on 7/31/09, subject to performance-based acceleration which was not met on 7/1/05	n/a	n/a
2/7/05	150,000	37,500	37,500 on each of 7/1/06 and 1/1/07; 37,500 on 7/31/10, subject to performance-based acceleration (12,500 on each of 1/1/06 (which was not met), 7/1/06 and 1/1/07)	n/a	n/a
Stock options
9/8/03	666,867	666,867	none	$14.08	2 years
9/8/03	333,133	333,133	none	$13.95	2 years
9/8/03	200	200	none	$13.95	3 months
8/6/04	150,000	150,000	none	$8.95	1 year
2/7/05	183,333	61,111	61,111 on each of 7/1/06 and 1/1/07	$12.00	1 year
2/7/05	41,667	13,889	13,889 vest on each of 7/1/06 and 1/1/07	$11.88	1 year